Filed Pursuant to Rule 424(b)(2) Relating to Form S-3
Registration Statement No. 333-00815

                     DEVON FINANCING TRUST

                     PROSPECTUS SUPPLEMENT
         TO THE PROSPECTUS DATED SEPTEMBER 11, 1996

          The Selling Holders selling Offered Securities pursuant to this Prospectus Supplement and certain information concerning the sale of the Offered Securities are as follows:

                                      Number of
                    Securities   Offered Securities     Name of
Selling Holder         Held            Offered      Broker/Dealer

Associated Electric    6,000            3,700      Morgan Stanley
& Gas Insurance
Services, Limited


           The above-listed securities will be sold to purchasers directly by the selling holder. There are no special arrangement or agreement with any broker/dealers regarding the sale of the Offered Securities. The Selling Holders do not have, and during the past three years have not had, any material relationships with Devon Energy Corporation or any of its affiliates.


           The Date of this Supplemental Prospectus is
                         June 3, 1998